Exhibit 10.1

TERMINATION OF COLLABORATIVE COMMERCIALIZATION AND LICENSE AGREEMENT

This Termination of Collaborative Commercialization and License Agreement (this “Termination Agreement”) is entered into effective as of the last date set forth in the signatures below (the “Effective Date”) by and between General Electric Company, new York corporation (“hereinafter GE”) and Catalytica Energy Systems, Inc., a Delaware corporation (“hereinafter CESI”), hereinafter referred to as Party or parties, respectively.

WHEREAS, the Parties and Genxon Power Systems, LLC, a Delaware limited liability company (“GPS”) entered into a Collaborative Commercialization and License Agreement dated November 29, 1998 (the “Original Agreement); and

WHEREAS, the Parties and GPS entered into an Amendment No. 1 to the Original Agreement as of January 3, 2002 (such Amendment No.1 together with the Original Agreement is hereinafter referred to as the “Agreement”); and

WHEREAS, CESI acquired the right of GPS under the Agreement; and

WHEREAS, GE has elected not to continue the pursuit of the Small Gas Turbine Market Segment under the Agreement; and

WHEREAS, the Parties desire to formally terminate the Agreement and all rights and obligations of the Parties thereunder, except as expressly provide herein;

NOW, THEREFORE, the Parties hereby agree as follows:

1. The Agreement is hereby terminated as of the Effective Date. Effective as of the Effective Date, each of the Parties is released and forever discharged from any and all rights and obligations under the Agreement, except as to the following provisions which shall survive and continue in effect to the extent applicable in accordance with the Agreement:

(1)                                  Confidentiality obligations of the Parties (Article 10),

(2)                                  Jointly Owned Technology (Article 12.2) as identified in Exhibit 1, attached and incorporated herewith by reference. The Parties acknowledge and agree that due to the length of time since the development of the Jointly Owned Technology identified in Exhibit 1, neither Party is obligated to participate or otherwise support any technology transfer activities to the other Party, and each Party shall be responsible for the compilation and any further development of the Jointly Owned Technology identified in Exhibit 1.

2. In addition, the Parties agree to review and identify CESI patents applicable solely to the Small Gas Turbine Market Segment using GE manufactured Gas Turbines but only to the extent such patents do not relate to the Xonon Combustion System or the

Xonon Control Algorithm(s), (the “ Field of Use”) and CESI agrees to grant “as is” non-exclusive, royalty-free, worldwide, irrevocable rights to GE to make, use, sell, offer for sale, and import products and to practice methods covered by such CESI patents solely in the Field of Use. The Parties further agree that if such patents are not identified by March 31, 2006, then it shall be conclusively presumed that there shall be no such patents.

3. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.

4. This Termination Agreement may be executed in counterparts and by facsimile signatures.

The Parties have caused this Termination Agreement to be signed by their duly authorized representatives effective as of the Effective Date.

Catalytica Energy Systems, Inc		General Electric Company

By:	/s/ Rob Zack	By:	/s/ Luciano J. Cerone

Name:	Rob Zack	Name:	Luciano J. Cerone

Title:	President and CEO	Title:	Vice President, Advance
Technology Operations
Date:	March 13, 2006	Date:	March 10, 2006

Exhibit 1 to

Termination Agreement between GE and CESI

Identification of Jointly Owned Technology

The following is the list of technology jointly developed and recognized by the Parties as Jointly Owned Technology (Article 12.2).

(1)                                  GT Turbulent Premixer -  new gas turbine premixer configurations and designs based on mutual discussions and data shared between GE and CESI during the term of the Agreement.

(2)                                  Catalyst Thermal Free Assembly – New seals, struts and casing configurations designed for the integration of the XONON Module into the GE gas turbine combustor based on GE technical input and testing but specifically excluding any XONON Module technologies.